SECOND AMENDMENT TO RIGHTS AGREEMENT


              AMENDMENT, dated as of February 16, 1999 (this "Amendment"), to the Rights Agreement, dated as of August 21, 1998, as amended as of October 2, 1998 (the "Rights Agreement"), by and between OmniQuip International, Inc., a Delaware corporation (the "Company"), and The First Chicago Trust Company of New York (the "Rights Agent").

              WHEREAS, pursuant to and in compliance with Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth in this Amendment.

              NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and in the Rights Agreement, the parties hereto agree as follows:

              1. The first sentence of Section 3(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

              "(a) Until the earlier of (i) the Close of Business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the Close of Business on the Record Date), or (ii) the Close of Business on the tenth business day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of ten percent (10%) or more of the shares of Common Stock then outstanding (the earlier of (i) and
              (ii) being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of paragraph
              (b) of this Section 3) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (B) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company)."

              2. The first sentence of the legend contained in Section 3(c) of the Rights Agreement is hereby amended by inserting after the words "OCTOBER 2, 1998" the words "AND FEBRUARY 16, 1999."

              3. The first sentence of Section 13(a) of the Rights Agreement is hereby amended so that the beginning portion of such sentence through the end of clause (y) thereof shall read in its entirety as follows (it being understood that the remainder of such sentence following clause (y) shall remain in full force and effect):

              "(a) In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y)(i) any Person shall consolidate with, or merge with or into, the Company or a Subsidiary of the Company, and (ii) the Company shall be the continuing or surviving corporation of such consolidation or merger or the Company shall not be a constituent corporation in any such merger or consolidation and, in connection with any such transaction in clauses (y)(i) or (y)(ii), (A) all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property or (B) the shares of Common Stock held by stockholders of the Company immediately prior to the consummation of the transaction which remain outstanding shall constitute less than fifty percent (50%) of the total number of shares of Common Stock or less than fifty percent (50%) of the total voting power outstanding immediately following the consummation of the transaction, or"

              4. Section 13(d) of the Rights Agreement is hereby deleted in its entirety.

              5. Section 23 of the Rights Agreement is hereby amended to delete in its entirety paragraph (c) thereof.

              6. Section 27 of the Rights Agreement is hereby amended to read in its entirety as follows:

              "Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided,

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

              however, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this
              Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of Units of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock."

              7. The Form of Rights Certificate attached to the Rights Agreement as Exhibit B is hereby amended by inserting "and February 16, 1999" after the words "and amended as of October 2, 1998".

              8. The second to last sentence of the last paragraph on page 2 of the Form of Rights Certificate attached to the Rights Agreement as Exhibit B is hereby deleted in its entirety.

              9. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

              10. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

              11. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.


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



              IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

                                        OMNIQUIP INTERNATIONAL, INC.


                                        By:/s/ P. Enoch Stiff
                                           -------------------------------
                                           P. Enoch Stiff
                                           President and Chief Executive Officer


Attest


By:/s/ Curtis J. Laetz
   -------------------------
   Curtis J. Laetz
   Senior Vice President and
    Chief Administrative Officer


                                        FIRST CHICAGO TRUST COMPANY OF NEW YORK



                                        By:/s/ John H. Ruocco
                                           ------------------------------------
                                           John H. Ruocco
                                           Account Officer


Attest



By:/s/ T. Marshall
   --------------------------------
   Name:  T. Marshall
   Title:  Account Officer


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